Exhibit 10.4
FIRST AMENDMENT TO THE
REGISTRATION RIGHTS AGREEMENT

dated as of August 31, 2026

This First Amendment to the Registration Rights Agreement (this “Amendment”) is entered into as of August 31, 2026, by and between Root, Inc., a Delaware corporation (the “Company”), and Carvana Group, LLC, a Delaware limited liability company (the “Holder” and, together with the Company, the “Parties”, and each, a “Party”).

RECITALS

WHEREAS, the Parties entered into that certain Registration Rights Agreement, attached as Exhibit D to the Investment Agreement, dated as of August 11, 2021 (the “Registration Rights Agreement”), by and between the Company and the Holder;

WHEREAS, the Registration Rights Agreement provides that it may be amended by written agreement of the Company and the Holder;

WHEREAS, in connection with the warrant restructuring contemplated by the Second Amendment to the Investment Agreement, dated as of August 31, 2026 (the “Second Amendment”), and the Warrant Cancellation and Exchange Agreement, dated as of August 31, 2026 (the “Warrant Cancellation Agreement”), the Parties wish to amend the Registration Rights Agreement to (i) replace the Demand Registration filing trigger in Section 2(a), (ii) expand the scope of the Company’s postponement rights under Section 2(f)(i) to also cover the filing of Shelf Registration Statements, (iii) update the definition of “Registrable Securities” in Section 1(e) to reference the New Warrant issued in connection with the warrant restructuring, (iv) confirm that the extension of the Standstill Period effected by the Second Amendment does not defer the Holder’s right to request a Shelf Take-Down under Section 2(b), and (v) make related conforming changes;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

SECTION 1

Amendment

(a) Amendment to Section 1(e). The definition of “Registrable Securities” in Section 1(e) of the Registration Rights Agreement is hereby deleted in its entirety and replaced with the following:

“(e) “Registrable Securities” shall mean the Class A Common Stock acquired, directly or indirectly, by the Holder upon the conversion or exercise of the Preferred Stock and the New Warrant (as defined in the Second Amendment to the Investment Agreement, dated as of August 31, 2026), respectively, including any securities acquired as a result of any reclassification, recapitalization, stock split or combination, exchange or readjustment of such Class A Common Stock or securities, or any stock dividend or stock distribution in respect of such Class A Common Stock or securities, in each case whether now owned or hereinafter acquired; provided, however, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and such Registrable Securities shall have been disposed of in accordance with such registration statement; (ii) such Registrable Securities shall have been sold in accordance with Rule 144; or (iii) such Registrable Securities have ceased to be outstanding. For the avoidance of doubt, ‘Registrable Securities’ shall include shares of Class A Common Stock issuable upon exercise of any Tranche of the New Warrant (as such term is defined in the New Warrant).”

(b) Amendment to Section 2(a). Section 2(a) of the Registration Rights Agreement is hereby deleted in its entirety and replaced with the following:

“Solely to the extent that a shelf registration statement covering the Registrable Securities is not then effective, within thirty (30) days of a request from the Holder, the Company shall file with the SEC a shelf registration statement on Form S-3 (or successor form) (such requested registration, a “Demand Registration”). The Holder may request that any Demand Registration be made pursuant to Rule 415 under the Securities Act (which, if the Company is eligible to file such, shall be as an automatic shelf registration as defined in Rule 405 under the Securities Act) (a “Shelf Registration Statement”) relating to the offer and resale of Registrable Securities by the Holder from time to time in accordance with the methods of distribution set forth in the Plan of Distribution section of the Shelf Registration Statement, and the Company shall use commercially reasonable efforts to cause such Shelf Registration Statement to promptly be declared or otherwise become effective under the Securities Act. Any such registration pursuant to the Shelf Registration Statement shall hereinafter be referred to as a “Shelf Registration.” The Company shall maintain the continuous effectiveness of the Shelf Registration Statement for the maximum period permitted by SEC rules, and shall replace any Shelf Registration Statement at or before expiration, if applicable, with a successor effective Shelf Registration Statement to the extent any Registrable Securities remain outstanding. The Company will pay all Registration Expenses, whether or not any such registration is consummated; provided, however, that expenses arising out of any Registration Statement withdrawn solely at the request of Holder (unless withdrawn following postponement of filing by the Company in accordance with Section 2(f)(i) or due to adverse market conditions) or any supplements or amendments to a Registration Statement resulting from a misstatement furnished to or on behalf of the Company by or on behalf of a Holder shall be borne by such Holder.”

(c) Amendment to Section 2(f)(i). Section 2(f)(i) of the Registration Rights Agreement is hereby deleted in its entirety and replaced with the following:

“(i) The Company may postpone the commencement of a Shelf Take-Down or the filing of a Shelf Registration Statement pursuant to a Demand Registration referred to in Section 2(a) if, based on the good faith judgment of the board of directors of the Company (the “Board”), such postponement is necessary in order to avoid premature disclosure of material non-public information that the Board, after consultation with outside counsel to the Company, has in good faith determined (A) such disclosure would be required to be made in any Registration Statement or report filed with the SEC by the Company so that such Registration Statement or report would not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading if such information is not included, (B) such disclosure would not be required to be made at such time but for the filing of such Registration Statement, (C) such disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such transaction and (D) the Company has a bona fide business purpose for not disclosing publicly, and the Company delivers to the Holder an officers’ certificate executed by the Company’s principal executive officer and principal financial officer stating such; provided, however, that the Holder shall be entitled, at any time after receiving notice of such postponement and before such Shelf Take-Down is commenced, to withdraw such request and, if such request is withdrawn, such Shelf Take-Down shall not count as a Shelf Take-Down involving an underwritten public offering. The Company shall provide prompt written notice to the Holder of (w) any delay in filing a Shelf Registration Statement, (x) any postponement of the commencement of a Shelf Take-Down, (y) the Company’s decision to commence such Shelf Take-Down following such postponement and (z) the commencement of such Shelf Take-Down. Notwithstanding the provisions of this Section, the Company may not postpone the filing of a Shelf Registration Statement or the commencement of a Shelf Take-Down more than twice during any twelve-month period or for a period exceeding sixty (60) days in the aggregate in any twelve-month period.”

(d) Conforming Changes.

(i) All references to the “Warrants” in the Registration Rights Agreement shall, from and after the date hereof, be deemed to refer to the New Warrant (as defined in the Second Amendment to the Investment Agreement, dated as of August 31, 2026), and all references to shares of Class A Common Stock issuable upon exercise of the “Warrants” shall be deemed to refer to shares of Class A Common Stock issuable upon exercise of any or all Tranches of the New Warrant.

(ii) All references in the Registration Rights Agreement to the “Standstill Period” (as defined in the Investment Agreement) shall be deemed to refer to the Standstill Period as defined in the Investment Agreement, as amended by the Second Amendment; provided, however, that solely for purposes of Section 2(b) of the Registration Rights Agreement, the “Standstill Period” shall mean the period from the date of the Investment Agreement until the fifth anniversary of the Closing Date.

(iii) The reference to the “Investment Agreement” throughout the Registration Rights Agreement shall, from and after the date hereof, be deemed to refer to the Investment Agreement as amended by the First Amendment to the Investment Agreement, dated as of September 29, 2021, and the Second Amendment to the Investment Agreement, dated as of August 31, 2026.

(iv) To the extent any provision of the Registration Rights Agreement references the number of shares of Class A Common Stock issuable upon exercise of the Warrants or otherwise references share counts based on the pre-split capitalization of the Company, such references shall be deemed adjusted to reflect the 1-for-18 reverse stock split of the Company’s Class A Common Stock effected on August 12, 2022.

SECTION 2

Capitalized Terms

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Registration Rights Agreement.

SECTION 3

Effect of Amendment

This Amendment shall not constitute an amendment or waiver of any provision of the Registration Rights Agreement not expressly amended or waived herein and shall not be construed as an amendment, waiver or consent to any action that would require an amendment, waiver or consent, except as expressly stated herein. The Registration Rights Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is in all respects ratified and confirmed hereby.

SECTION 4

Miscellaneous

(a) Governing Law; Jurisdiction. This Amendment, and all claims or causes of action (whether in contract, tort, statute or otherwise) that may be based upon, arising out of or relating to this Amendment or the transactions contemplated hereby, shall be governed by and construed in accordance with the internal laws of the State of Delaware, including its statute of limitations, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. Each party agrees (i) to submit to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court and (iii) agrees that it will not bring any such action in any court other than the Court of Chancery for the State of Delaware in and for New Castle County, Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the federal court of the United States of America sitting in Delaware, and appellate courts thereof, or, if (and only if) each of such Court of Chancery for the State of Delaware and such federal court finds it lacks subject matter jurisdiction, any state court within the State of Delaware.

(b) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AMENDMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c) Counterparts; Electronic Signatures. This Amendment may be executed and delivered in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other. This Amendment may be executed by facsimile, by any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act, or other applicable law (e.g., www.docusign.com), or by .pdf signature and such signature shall be deemed binding for all purposes hereof without delivery of an original signature being thereafter required.

(d) Severability. Any term or provision of this Amendment that is illegal, invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without rendering illegal, invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the legality, validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction.

(e) Notices. All notices under this Amendment shall be given in accordance with the notice provisions of the Registration Rights Agreement.

(f) Headings. The headings used in this Amendment are for convenience of reference only and shall not be deemed a part of this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

ROOT, INC.

By:	/s/ Jonathan Allison
Name:	Jonathan Allison
Title:	Chief Administrative Officer

CARVANA GROUP, LLC

By:	/s/ Paul Breaux
Name:	Paul Breaux
Title:	Vice President and General Counsel
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